                                 LOAN AGREEMENT

                                     between

                        INDUSTRIAL DEVELOPMENT AUTHORITY
                         OF MECKLENBURG COUNTY, VIRGINIA

                                       and

                              SHERWOOD FOODS, INC.

                            Dated as of June 1, 1996

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF MECKLENBURG COUNTY, VIRGINIA (THE "AUTHORITY") HAS ASSIGNED ALL OF ITS INTEREST IN THIS AGREEMENT (EXCEPT CERTAIN PROVISIONS RELATING TO THE PAYMENT OF EXPENSES, NOTICE AND INDEMNIFICATION CONTAINED IN SECTIONS 8.5 AND 8.6 HEREOF) TO CRESTAR BANK AS TRUSTEE UNDER AN INDENTURE OF TRUST, DATED AS OF JUNE 1, 1996, BETWEEN THE AUTHORITY AND THE TRUSTEE. INFORMATION CONCERNING THE ASSIGNMENT MAY BE OBTAINED FROM THE TRUSTEE AT ITS PRINCIPAL CORPORATE TRUST OFFICE IN RICHMOND, VIRGINIA.



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                                   Definitions

Section 1.1   Definitions                                                      1
Section 1.2   Rules of Construction                                            1


                                   ARTICLE II

                          Representations and Covenants

Section 2.1   Representations by Authority                                     2
Section 2.2   Representations and Covenants by Borrower                        4


                                   ARTICLE III

                     Issuance of the Bonds; Use of Proceeds

Section 3.1   Loan of Proceeds                                                 5
Section 3.2   Agreement to Acquire, Construct and
                         Equip Facility                                        5

Section 3.3   Agreement to Issue Bonds                                         6
Section 3.4   Establishment of Completion Date                                 6
Section 3.5   Borrower Required Complete Construction                          6
Section 3.6   Disclaimer of Warranties                                         6
Section 3.7   Limitation of Authority's Liability                              7


                                   ARTICLE IV

                             Payment by the Borrower

Section 4.1   Payments by the Borrower                                         7
Section 4.2   Obligations of Borrower Unconditional                            9
Section 4.3   Payments Assigned                                                9
Section 4.4   Letter of Credit                                                 9

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                                    ARTICLE V

                          Operation and Use of Facility

Section 5.1   Maintenance and Operation of the Facility                       10
Section 5.2   Inspection of Facility and Borrower's
              Books and Records                                               11

                                   ARTICLE VI

                       Governmental Charges and Insurance

Section 6.1   Governmental Charges                                            11
Section 6.2   Insurance                                                       11
Section 6.3   Requirements of Policies                                        11


                                   ARTICLE VII

                      Damages, Destruction or Condemnation

Section 7.1   Parties to Give Notice                                          12
Section 7.2   Damage and Destruction                                          12
Section 7.3   Condemnation and Loss of Title                                  13
Section 7.4   Provisions of Reimbursement Agreement
              with Letter of Credit Issuer During
              Letter of Credit Period                                         13

                                  ARTICLE VIII

                                Special Covenants

Section 8.1   Use of Proceeds; Other Matters with Respect to
              Project, Bonds and Tax Exemption                                13
Section 8.2   Arbitrage and Rebate                                            16
Section 8.3   Reports                                                         18
Section 8.4   Compliance with Tax Laws                                        18
Section 8.5   Indemnification by Borrower                                     18
Section 8.6   Payment of Expenses                                             20
Section 8.7   Approval of Indenture                                           22
Section 8.8   Right to Purchase Tendered Bonds                                22
Section 8.9   Notice of Act of Bankruptcy                                     22

                                    - iii -

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                                                                            PAGE
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                                   ARTICLE IX

                         Events of Default and Remedies

Section 9.1   Event of Default Defined                                        22
Section 9.2   Remedies on Default                                             23
Section 9.3   No Remedy Exclusive                                             24
Section 9.4   Attorneys' Fees and Other Expenses                              24
Section 9.5   No Additional Waiver Implied by One Waiver                      24


                                    ARTICLE X

                                  Miscellaneous

Section 10.1  Successors and Assigns                                          24
Section 10.2  Amendments                                                      24
Section 10.3  Exculpation of Authority                                        24
Section 10.4  Applicable Law                                                  25
Section 10.5  Severability                                                    25
Section 10.6  Notices                                                         25
Section 10.7  Agreements to Survive                                           25
Section 10.8  Right to Cure Default                                           25
Section 10.9  No Joint Venture                                                26
Section 10.10 Headings                                                        26
Section 10.11 Term of Agreement                                               26
Section 10.12 Counterparts                                                    26
Section 10.13 Trustee as Assignee and Third Party
              Beneficiary                                                     26

Testimonium
Signatures
Receipt

Schedule of Definitions

                                     - iv -

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     THIS LOAN AGREEMENT is made as of June 1, 1996, between the INDUSTRIAL
DEVELOPMENT AUTHORITY OF MECKLENBURG COUNTY, VIRGINIA, a political subdivision of the Commonwealth of Virginia (the "Authority"), and SHERWOOD FOODS, INC., a North Carolina corporation (the "Borrower").

     WHEREAS, on June 12, 1996, the Authority adopted a resolution (the "Resolution") authorizing the issuance and sale of the Authority's Variable Rate Demand Revenue Bonds (Sherwood Foods, Inc., Project), Series 1996, in the aggregate principal amount of $935,000 (the "Bonds"), and the loan of the proceeds of the Bonds to the Borrower to finance the acquisition, renovation and equipping of an approximately 67,000 square foot manufacturing facility located in the Town of Chase City in Mecklenburg County, Virginia (the "Facility"), owned by the Borrower and used in the Borrower's business of manufacturing food products; and

     WHEREAS, the parties desire to set forth in this Agreement certain of their agreements and understandings with respect to such refunding,

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. Attached to this Agreement is a Schedule of Definitions wherein certain words and terms used herein shall have the meaning set forth in the Schedule (which is incorporated herein by this reference) unless the context otherwise requires. In addition to, and not as a limitation upon, the preceding sentence, all terms used herein which are defined within the body of any of the Basic Documents or the Bonds shall have the same meaning herein as therein, unless the context in which such terms are used herein clearly requires that a different meaning be ascribed to such terms.

     Section 1.2 Rules of Construction. The following rules shall apply to the construction of this Agreement unless the context otherwise requires:

     (a) Singular words shall connote the plural number as well as the singular and vice versa.

     (b) Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.

     (c) All references herein to particular Articles or Sections are references to Articles or Sections of this Agreement.

     (d) The headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (e) The masculine, feminine and neuter genders are used solely for convenience of reference and not as terms of limitation. Accordingly, words of the masculine, feminine and neuter genders shall be deemed and construed to include correlative words of the masculine, feminine and neuter gender.

                                   ARTICLE II

                          Representations and Covenants

     Section 2.1 Representations by Authority. The Authority makes the following representations as the basis for its undertakings under this Agreement:

     (a) The Authority has been duly organized and operating under the Act since its creation, and no dissolution proceedings have been undertaken by it. The Authority is, on the date of the issuance of the Bonds, a duly created and validly existing political subdivision of the Commonwealth vested, by the Act, with the rights and powers conferred upon industrial development authorities under the Act.

     (b) Each director of the Authority has satisfied the residency requirements of the Act. No director of the Authority is an officer or employee of the County and each director has taken and subscribed to the oath prescribed by Section 49-1 of the Code of Virginia of 1950, as amended.

     (c) The Authority has complied in all respects with the Act and has the legal right, power and authority to (i) adopt the Resolution and execute and deliver the Basic Documents to which it is a party and other documents related thereto; (ii) issue, sell and deliver the Bonds to the initial purchasers thereof; (iii) to undertake the financing of the Facility by lending the proceeds of the Bonds to the Borrower; and (iv) carry out and consummate all other transactions to which it is a

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party and which are contemplated by the Resolution, the Bonds and the Basic
Documents.

     (d) The Bonds and the Basic Documents to which the Authority is a party have been executed and delivered by duly authorized officers of the Authority, were duly authorized by the Resolution and are in substantially the same form and text as the copies of such instruments presented to the Authority at its meeting on June 12, 1996.

     (e) The Bonds constitute the only bonds or other obligations of the Authority in any manner secured by, or payable from, the amounts due under the Basic Documents and all revenues and receipts derived by the Authority therefrom or from the security therefor.

     (f) The Authority hereby finds and determines that the issuance of the Bonds will serve the purposes of the Act and that the Facility constitutes an "authority facility," within the meaning of the Act.

     (g) When authenticated and delivered in accordance with the Indenture, the Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding limited obligations of the Authority enforceable against the Authority in accordance with their terms.

     (h) The adoption of the Resolution, the issuance of the Bonds, the execution and delivery of the Basic Documents to which the Authority is a party and the compliance with the provisions thereof do not, and will not, conflict with or constitute on the part of the Authority a violation or breach of, or default under, any statute (except that no representation is made as to any federal tax or securities law), ordinance, bylaw, indenture, mortgage, deed of trust, resolution, bond, note or other agreement or instrument to which the Authority is a party or by which it is bound or, to its knowledge, any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of the Authority's activities or properties.

     (i) To the best of the Authority's knowledge, no litigation or investigation by any judicial or governmental body or agency is pending or threatened against the Authority to (i) enjoin, restrain or otherwise affect the execution, delivery or validity of the Resolution, the Bonds or the Basic Documents, or (ii) challenge, contest or affect the constitution, existence or powers of the Authority, the incumbency of the Authority's officers or directors or the validity or enforceability of any action taken by the Authority with respect to the Resolution,

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the Bonds or the Basic Documents or any transactions authorized thereby or related thereto. To the best of the Authority's knowledge, no litigation or investigation by any judicial or governmental body or agency is pending or threatened against the Authority which challenges or contests the collection of revenues or receipts under the Basic Documents or the payment thereof to the registered owners of the Bonds. To the best of the Authority's knowledge, there is no litigation or investigation by any judicial or governmental body or agency pending or threatened against the Authority or any of the property or assets under the control of the Authority which involves the possibility of any judgment or liability which may adversely affect the Facility or the security for the Bonds.

     Section 2.2 Representations and Covenants by Borrower. The Borrower makes the following representations and covenants in connection with its undertakings hereunder:

     (a) The execution and delivery of the Basic Documents to which it is a party and the performance by the Borrower of its obligations hereunder and thereunder do not and will not (1) constitute a default under the articles of incorporation or bylaws of the Borrower or any agreement or other instrument to which the Borrower is a party or by which it is bound, or (2) result in a violation of any agreement or other instrument to which the Borrower is a party or by which it is bound or, to the best of the Borrower's knowledge, any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Borrower or its property.

     (b) It has duly authorized, executed and delivered the Basic Documents to which it is a party, and such Basic Documents, when so executed and delivered by other parties thereto, will constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with the provisions thereof.

     (c) There are no pending or, to the best of its knowledge, threatened actions, suits, proceedings, or investigations of a legal, equitable, regulatory, administrative or legislative nature, the judgment, order or resolution of which may have a materially adverse effect on the Borrower or its business, assets, condition (financial or otherwise), operations or prospects or on its ability to perform its obligations under the Basic Documents.

     (d) It is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money or any instrument under and subject to which any indebtedness has

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been incurred, and, to the best of its knowledge, no event has occurred and is continuing under the provisions of any such agreement that with a lapse of time or the giving of notice, or both, would constitute a default thereunder.

     (e) The Bonds are the only obligations of any state, territory or possession of the United States, or any political subdivision of the foregoing, or of the District of Columbia, the proceeds of which have been or are to be used primarily with respect to a facility located or to be located in Mecklenburg County, Virginia, or in any contiguous jurisdiction, a principal user of which is or will be the Borrower, any other principal user(s) of the Facility, or any "related persons" of the Borrower or such other principal users, within the meaning of Section 144(a)(3) of the Code.

     (f) The Borrower has obtained all consents, approvals, authorizations and orders of any governmental or regulatory authority that are required to be obtained by the Borrower as a condition precedent to the issuance of the Bonds or the execution and delivery of the Bond Documents to which it is a party or the performance by the Borrower of its obligations hereunder or thereunder. The Borrower has no reason to believe that any and all approvals, certificates and permits which are required for the acquisition, renovation, equipping or operation of the Facility cannot be obtained when required.

     (g) The undertaking of the Facility by or on behalf of the Authority constituted an inducement to the Borrower to locate the Facility in Mecklenburg County, Virginia.

     (h) The Borrower currently intends to operate the Facility as a manufacturing facility until the Indenture is discharged in accordance with its terms.

     (i) No document or instrument executed or delivered by the Borrower, nor any information (financial or otherwise) furnished by or on behalf of the Borrower to the Authority or the Remarketing Agent in connection with the negotiation of the sale of the Bonds, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Borrower has not disclosed in writing to the Authority and the Letter of Credit Issuer that materially adversely affects, or so far as it can now foresee, based on facts known to it, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under the Basic Documents.

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     (j) The Borrower understands that the certifications made herein and in the
Tax Compliance Agreement are to be conclusively relied upon by Bond Counsel in giving its opinion as to the tax-exempt status of the Bonds.

                                   ARTICLE III

                     Issuance of the Bonds; Use of Proceeds

     Section 3.1. Loan of Proceeds. The Authority hereby lends the proceeds from the sale of the Bonds pursuant to this Loan Agreement to the Borrower, and the Borrower hereby borrows the same from the Authority as evidenced by this Loan Agreement. The Borrower covenants to use such proceeds to pay Costs of the Project.

     Section 3.2 Agreement to Acquire, Renovate and Equip Facility. The Borrower shall cause the acquisition, renovation and equipping of the Facility substantially as described to the Authority in its application to the Authority. The Borrower agrees to obtain all licenses, permits and consents required for the acquisition, renovation and equipping of the Facility, and the Authority shall have no responsibility therefor.

     Section 3.3 Agreement to Issue Bonds. In order to provide funds for payment of all or a portion of the Cost of the Project, the Authority shall simultaneously with the execution and delivery hereof proceed with the issuance and sale of the Bonds bearing interest, maturing and having the other terms and provisions set forth in the Indenture. The obligation of the Authority to pay for the Cost of the Project shall be limited to the proceeds in the Construction Fund derived from the sale of the Bonds in accordance with the Indenture.

     Section 3.4. Establishment of Completion Date. The Completion Date shall be evidenced to the Authority and the Trustee by a certificate signed by an Authorized Representative of the Borrower stating (a) the Cost of the Project,
(b) that the acquisition, renovation and equipping of the Facility have been completed substantially in accordance with Section 3.2, and (c) that, except for amounts retained by the Trustee for the Cost of the Project not then due and payable, the full Cost of the Project has been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

     Section 3.5. Borrower Required to Complete Construction. The Authority makes no warranty or promise, express or implied,

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that the proceeds of the sale of the Bonds will be sufficient to pay the Cost of the Project in full. If the proceeds derived from the sale of the Bonds are not sufficient to pay in full the Cost of the Project, the Borrower shall pay so much of the cost thereof as may be in excess of the moneys available therefor or shall pay over to the Trustee such moneys as are necessary to provide for payment of such Cost. The Borrower agrees that if, after exhaustion of the proceeds derived from the sale of the Bonds, the Borrower should pay any portion of the Cost of the Project pursuant to the provisions of this section, it shall not be entitled to any reimbursement therefor from the Authority or the Trustee nor shall it be entitled to any abatement, diminution or postponement of its payments hereunder.

     Section 3.6. Disclaimer of Warranties. The Borrower recognizes that since the Facility has been or will be acquired, renovated and equipped by the Borrower and by contractors and suppliers selected by the Borrower in accordance with plans and specifications prepared by architects or engineers selected by the Borrower, THE AUTHORITY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE BORROWER'S PURPOSES OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH.

     Section 3.7 Limitation of Authority's Liability. THE BONDS AND THE REDEMPTION PRICE THEREOF, AND INTEREST THEREON AND THE PURCHASE PRICE THEREOF SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE COUNTY. NEITHER THE COMMONWEALTH OF VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY AND THE COUNTY, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OR REDEMPTION PRICE OF, OR INTEREST ON, OR THE PURCHASE PRICE OF, THE BONDS OR OTHER COSTS INCIDENT THERETO, EXCEPT FROM THE REVENUES AND MONEYS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY AND THE COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OR REDEMPTION PRICE OF, OR INTEREST ON, OR THE PURCHASE PRICE OF, THE BONDS OR OTHER COSTS INCIDENT THERETO.

                                   ARTICLE IV

                             Payment by the Borrower

     Section 4.1 Payments by the Borrower. In consideration of the Authority's issuance of the Bonds to finance the Project,

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the Borrower agrees to pay, at the times hereinafter specified, amounts sufficient to pay in Eligible Funds on each date when due the principal or redemption price of, and interest on, and purchase price of the Bonds, whether at maturity, upon redemption, including mandatory redemption as provided in
Section 405(c) of the Indenture, on acceleration, on tender for purchase or otherwise.

     (a) Until Payment of the Bonds, the Borrower agrees to deposit on each Interest Payment Date into the Payments Account the amount, if any, necessary to make the amount then on deposit in the Payments Account equal to the amount needed for the payment of interest on the Bonds on such Interest Payment Date.

     (b) Commencing on July 1, 1996, and continuing on the first day of each month thereafter until Payment of the Bonds, the Borrower agrees to make monthly deposits into the Payments Account (such monthly payments to be approximately equal during the year preceding each June 1) so that on June 1 of each year thereafter an amount equal to the aggregate principal amount of the Bonds which is scheduled to be redeemed pursuant to Section 405(c) of the Indenture on such June 1 will be on deposit in the Payments Account prior to such June 1.

     (c) The Borrower agrees to pay to the Trustee for deposit into the Payments Account an amount sufficient to pay 100% of the principal of the Bonds and interest accrued thereon to the redemption date due as a result of (i) the mandatory redemption of the Bonds upon taxability in accordance with Section 405(a) of the Indenture or (ii) the mandatory redemption of the Bonds upon the expiration of the Letter of Credit in accordance with Section 405(d) of the Indenture. Such payment shall not relieve the Borrower of its continuing obligation to make payments with respect to the interest due on the Bonds until there is on deposit with the Trustee sufficient Eligible Funds to pay the principal of and all interest accrued on the Bonds to the redemption date.

     (d) In the event of an acceleration of the Bonds under Section 1002 of the Indenture, the Borrower agrees immediately to pay to the Trustee for deposit into the Payments Account an amount sufficient to pay in full the principal of and interest on the Bonds.

     (e) The Borrower shall be entitled to a credit in full against the amounts required to be paid pursuant to subsections (a), (b), (c) and (d) above so long as there is in force a Letter of Credit meeting the requirements of Section 4.4 and the issuer of such Letter of Credit has not failed or refused to honor any drawing thereunder.

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     (f) The Borrower may exercise its right to direct the optional redemption of Bonds in accordance with Section 405(b) of the Indenture, provided that, (i) on or prior to the date of the proposed redemption, the Borrower shall have paid or caused to be paid to the Trustee for deposit in the Payments Account amounts (which will be Eligible Funds on the redemption date) or caused to be paid to the Trustee for deposit in the Letter of Credit Account amounts drawn under the Letter of Credit, in either case in an amount equal to the principal of the Bonds to be redeemed plus interest accrued thereon to the redemption date, which funds will be available to pay the principal of, and interest accrued on, the Bonds to be redeemed on the redemption date and (ii) the Borrower shall have given the Trustee and the Authority at least 30 days' notice of the exercise of its optional redemption right.

     (g) Subject to a credit in the aggregate amount of Eligible Funds or proceeds of the remarketing of Bonds (pursuant to Section 404(a) of the Indenture) on deposit in the Bond Purchase Account on a Tender Date, the Borrower shall pay the Trustee all amounts necessary to pay in Eligible Funds the purchase price of Bonds tendered on any Tender Date.

     (h) The Borrower shall receive a credit against its obligation to make the next succeeding payment due with respect to the principal or redemption price of, or interest on, or the purchase price of, the Bonds, whether at maturity, upon redemption, on acceleration, on purchase or otherwise, in an amount equal to any interest or income derived from the investment of money in the Payments Account or the Bond Purchase Account and amounts on deposit from the investment thereof, provided such interest, income or amounts have not previously been applied as a credit with respect to any payment and will be available to make the corresponding payment on the Bonds; and provided, further, that whenever this Agreement, the Indenture or the Bonds requires payment of the principal or redemption price of, or interest on, or the purchase price of, the Bonds in Eligible Funds, such credit will not be effective until such time as such interest or income has become Eligible Funds.

     Section 4.2 Obligations of Borrower Unconditional. The obligations of the Borrower to make all payments pursuant to this Agreement and to observe and perform all other covenants, conditions and agreements under the Basic Documents shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim the Borrower might otherwise have against the Authority or the Trustee. Subject to prepayment as provided in this Agreement, the Borrower shall not suspend or discontinue any such payment or fail to observe and perform any of its other covenants, conditions and agreements under the Basic Documents for any cause, including without limitation any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Facility, or commercial frustration of purpose, or any damage to or destruction or condemnation of all or any part of the Facility or any change in the tax or other laws of the United States, the Commonwealth or any political subdivision of either or any failure of the Authority or any other person to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Basic Documents.

     Section 4.3 Payments Assigned. The Borrower consents to the assignment of the rights of the Authority assigned under this Agreement to the Trustee and agrees to pay to the Trustee all amounts payable by the Borrower pursuant to the Basic Documents, except for amounts payable directly to the Authority and others pursuant to Sections 8.5 and 8.6 of this Agreement.

     Section 4.4 Letter of Credit. At all times while the Bonds are Outstanding, the Borrower shall cause a Letter of Credit to be in effect. On the Closing Date, in order to commence the Letter of Credit Period, the Borrower shall deliver to the Trustee a Letter of Credit having a stated expiration date no earlier than June 10, 2006. Thereafter, any replacement Letter of Credit must be delivered to the Trustee on or before a date which is at least 40 days prior to the stated expiration date of the Letter of Credit being replaced and having an effective date no later than June 1 in the year in which it is delivered and an expiration date which is the earlier of June 10 in the next succeeding year or June 10, 2011.

     Any Letter of Credit shall be an irrevocable Letter of Credit or other irrevocable and unconditional credit facility, and it shall permit drawings thereunder by the Trustee in accordance with the Indenture of amounts not less than (i) the aggregate principal amount of the Bonds outstanding and (ii) sixty-two (62) days interest (at an assumed rate of 10% per annum) on the Bonds Outstanding. On or before the date of delivery of any replacement Letter of Credit to the Trustee, the Borrower shall cause to be delivered to the Trustee
(i) an Opinion of Counsel stating that the delivery of the Letter of Credit to the Trustee is authorized under and complies in all respects with the provisions of this Agreement and the Indenture, (ii) an Opinion of Counsel stating that the Letter of Credit constitutes a legal, valid and binding obligation of the Letter of Credit Issuer to pay the amounts provided therein and is enforceable in accordance with its terms, subject to customary exceptions and qualifications, and (iii) if delivery of the Letter of Credit will commence a Rated Period, or if a replacement Letter of Credit is being delivered during a Rated Period, written evidence that the Rating Agency has received a true copy of the Letter of Credit and that it will not, by itself, result in a rating on the Bonds lower than the Rating Agency's prevailing rating on the Bonds at the time such replacement Letter of Credit is delivered to the Trustee, or (iv) if not commencing or during a Rated Period, written evidence satisfactory to the Trustee that the proposed Letter of Credit Issuer has a rating by a Rating Agency of either its long-term or short-term senior debt obligations at least equal to the corresponding rating of the Letter of Credit Issuer whose Letter of Credit is then outstanding.

                                    ARTICLE V

                          Operation and Use of Facility

     Section 5.1 Maintenance and Operation of the Facility. The Borrower shall, at its expense, keep the Facility in good repair and operating condition and free and clear of all encumbrances except Permitted Encumbrances, as defined in the Reimbursement Agreement, making from time to time all necessary repairs, renewals and replacements. The Borrower may, at its expense, make any additions, modifications or improvements to the Facility that it may deem desirable for its efficient operation as a manufacturing facility and that do not substantially impair the revenue producing capability of the Facility, provided that all such additions, modifications or improvements are located wholly on the Land and comply with all Federal, state and local codes as applied to the Facility. All such renewals, replacements, additions, modifications and improvements shall become part of the Facility.

     The Borrower shall (a) use, maintain and operate the Facility as a manufacturing facility; (b) comply with all laws, rules and regulations of any governmental body applicable to the condition and operation of the Facility, whether existing or later enacted or foreseen or unforeseen and whether involving any change in governmental policy or requiring structural or other changes to the Facility; (c) neither commit nor suffer others to commit a nuisance in or about the Facility, except with respect to the Environmental Matter, for which the Borrower is not responsible; and (d) provide at its own cost and expense, to the extent not included within the Facility, the other personal property required for the proper use, maintenance and operation of the Facility in an economical and efficient manner.

     Section 5.2 Inspection of Facility and Borrower's Books and Records. The Authority and its duly authorized representatives and agents shall have such reasonable rights of access to the Facility during normal business hours as may be necessary to determine whether the Borrower is in compliance with the requirements of the Basic Documents and shall have the right at all reasonable times and upon reasonable prior notice to the Borrower to examine and copy the books and records of the Borrower insofar as such books and records relate to the Facility. The Authority shall not be deemed to have any duty to inspect the Facility and the books and records related thereto or to have any obligation to take any actions with respect to any of its findings upon such inspection.

                                   ARTICLE VI

                       Governmental Charges and Insurance

     Section 6.1 Governmental Charges. The Borrower shall pay when due Governmental Charges. The Borrower, however, at its expense and in its name, may contest in good faith any Governmental Charges. In the event of such a contest, the Borrower may permit the same to remain unpaid during the period of the contest and any subsequent appeal, so long as such nonpayment is otherwise permitted by applicable law.

     Section 6.2 Insurance. The Borrower shall continuously maintain insurance against such risks as are customarily insured against by businesses similar in size and character to the Facility, paying when due all premiums with respect thereto; provided, however, that during any Letter of Credit Period, compliance with the insurance requirements of the Reimbursement Agreement then in effect shall be deemed compliance with this Section and Section 6.3.

     Section 6.3 Requirements of Policies. All insurance required by Section 6.2 shall be maintained with generally recognized responsible insurance companies qualified to do business in the Commonwealth of Virginia and selected by the Borrower. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other businesses of like size and character to the Facility. In each policy, other than policies of worker's compensation insurance, the Authority and the Trustee shall be named as insureds, additional insureds or loss payees, as appropriate, as their interests may appear.

                                   ARTICLE VII

                       Damage, Destruction or Condemnation

     Section 7.1 Parties to Give Notice. In case of (i) any damage to, or destruction of, any material part of the Facility, (ii) a taking of all or any material part of the Facility or any right thereunder under the exercise of the power of eminent domain, (iii) any loss of all or any material part of the Facility because of failure of title or (iv) the commencement of any proceedings or negotiations which might result in such a taking or loss, the Borrower shall give prompt notice thereof to the Authority, the Letter of Credit Issuer, if any, and the Trustee describing generally the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations.

     Section 7.2 Damage and Destruction. Unless Payment of the Bonds has occurred or the Borrower has provided for the redemption of all of the Bonds pursuant to an optional redemption, in accordance with Section 405(b) of the Indenture, if all or any part of the Facility is destroyed or damaged by fire or other casualty, then the Borrower shall restore promptly the property damaged or destroyed to substantially the same condition as before such damage or destruction, with such alterations and additions as the Borrower may determine and which will not impair the capacity or character of the Facility for the purpose for which it then is being used or is intended to be used. Any Net Proceeds paid to the Trustee shall be deposited in a sub-account of the Bond Fund created for this purpose. The Borrower may apply so much as may be necessary of the Net Proceeds of insurance received on account of any such damage or destruction to payment of the cost of such restoration, either on completion or as the work progresses but only after delivery to the Trustee and the Letter of Credit Issuer of a certificate or certificates from the Borrower containing such information regarding the restoration as the Trustee and the Letter of Credit Issuer may reasonably require. If such Net Proceeds are not sufficient to pay in full the cost of such restoration, then the Borrower shall pay so much of the cost as may be in excess of such Net Proceeds. Any balance of Net Proceeds held by the Trustee, after payment of the cost of such restoration shall be deposited in a separate segregated sub-account in the Bond Fund, invested in accordance with Section 801 of the Indenture and used by the Trustee to redeem Bonds in accordance with Section 405(b) of the Indenture. The Borrower hereby agrees that it will direct the optional redemption required by the preceding sentence.

     Section 7.3 Condemnation and Loss of Title. Unless Payment of the Bonds has occurred or the Borrower has provided for the redemption of all of the Bonds pursuant to an optional redemption in accordance with Section 405(b) of the Indenture, if title to, or the temporary use of, all or any part of the Facility shall be taken under the power of eminent domain or lost because of failure of title, then the Borrower shall cause the Net Proceeds from any such condemnation award or from title insurance to be paid over to the Trustee to be held by it in a sub-account of the Bond Fund to be created for such purpose and applied to the restoration of the Facility to substantially its condition before the exercise of such power of eminent domain or failure of title but only upon delivery to the Trustee and the Letter of Credit Issuer of a certificate or certificates from the Borrower to contain such information as the Trustee and the Letter of Credit Issuer may reasonably require. Any balance of Net Proceeds remaining after payment of the cost of such restoration shall be deposited in a separate segregated sub-account in the Bond Fund, invested in accordance with Section 801 of the Indenture and used by the Trustee to redeem Bonds in accordance with Section 405(b) of the Indenture. The Borrower hereby agrees that it will direct the optional redemption required by the preceding sentence.

     Section 7.4 Provisions of Reimbursement Agreement with Letter of Credit Issuer During Letter of Credit Period. If, during the Letter of Credit Period, the provisions of this Article VII and the provisions of the Reimbursement Agreement are in conflict, then the provisions of the Reimbursement Agreement shall control.

                                  ARTICLE VIII

                                Special Covenants

     Section 8.1. Use of Proceeds; Other Matters with Respect to Project, Bonds and Tax Exemption. (a) Use of Proceeds; Prohibited Uses of Facility, etc. Neither the Authority knowingly nor the Borrower shall cause any proceeds of the Bonds to be expended except pursuant to the Indenture. The Borrower shall not
(i) requisition or otherwise allow any payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply to any building if the "rehabilitation expenditures", as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building financed with the proceeds of the Bonds, (B) if as a result of such payment, 25% or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein), (C) if, as a result of such payment, less than 95% of the net proceeds of the Bonds, expended at the time of such requisition would be considered as having been used for costs of the acquisition, construction or improvement of land or property of a character subject to the allowance for depreciation and for a "manufacturing facility," all within the meaning of Section 144(a)(1)(A) of the Code ("Qualifying Costs") or (D) if such payment is used to pay issuance costs (including counsel fees and placement fees) in excess of an amount equal to 2% of the principal amount of the Bonds;
(ii) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which would result in the loss of exemption of interest on the Bonds from Federal income taxation under Section 103(a) of the Code; or (iii) take or omit, or permit to be taken or omitted, any other action the taking or omission of which would cause the loss of such exemption. Without limiting the generality of the foregoing, neither the Authority knowingly nor the Borrower shall use the proceeds of the Bonds, or permit such proceeds to be used directly or indirectly, for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide (x) any facility the primary purpose of which is retail food and beverage services, automobile sales and service, the provision of recreation or entertainment, or banks, savings and loan institutions or mortgage companies,
(y) any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any hand ball or racquet ball court), hot tub facility, suntan facility, or race track, or (z) single or multi-family residences. Any proceeds used for office space is for office space located at the Project and all of the functions performed at such office are directly related to the day-to-day operations at the Project. Those portions of the Project that are "directly related and ancillary" to the manufacturing operations are located at the same site as the manufacturing operations, and not more than twenty-five percent (25%) of the net proceeds of the Bonds are to be used to provide such facilities.

     (b) Average Maturity and Economic Life. The Borrower shall not request, approve or permit to be approved on its behalf any payment of Bond Proceeds if, as a result of such payment, the "average maturity" of the Bonds would exceed 120 percent of the "average reasonably expected economic life" of the Project, within the meaning of Section 147(b) of the Code.

     (c) Use by United States or its Agencies. The Borrower shall not permit the Facility to be used or occupied, other than as a member of the general public, in any manner for compensation by the United States or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States (in any case within the meaning of Section 149(b) of the Code) unless the Borrower shall deliver to the Trustee and the Letter of Credit Issuer, if any, an opinion of Bond Counsel in form and substance satisfactory to the Trustee and the Letter of Credit Issuer to the effect that such use will not impair the exemption of interest on the Bonds from Federal income taxation.

     (d) Other Bonds to be Issued. During the period commencing on the Closing Date and ending 15 days thereafter, there shall be issued no "private activity bonds", as defined in Section 141 of the Code, which are guaranteed or otherwise secured by payments to be made by the Borrower or any "related person" (or groups of "related persons") unless the Borrower shall deliver to the Trustee and the Letter of Credit Issuer, if any, an opinion of Bond Counsel in form and substance satisfactory to the Trustee and the Letter of Credit Issuer to the effect that the issuance of such "private activity bonds" will not impair the exemption of interest on the Bonds from federal income taxation. Except for the Borrower, the Letter of Credit Issuer and the Remarketing Agent, or any "related person" (or group of "related persons"), no person has (i) guaranteed, arranged, participated in, assisted with or paid any portion of the cost of the issuance of, the Bonds, or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

     (e) Limit on Amount of Bonds. The Borrower represents that on the date of issuance of the Bonds, (i) obligations have not been assumed, expenditures have not been made and outstanding obligations do not exist that will cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code to exceed $1,000,000, and (ii) outstanding obligations do not exist that will cause the "aggregate face amount" of the Bonds allocated to any "test-period beneficiary," as defined in Section 144(a)(10) of the Code, when increased by such obligations, to exceed $40,000,000. The "aggregate authorized face amount" of the Bonds allocated to any "test period beneficiary" (as defined in Section 144(a)(10) of the Code) of the Project, when increased by the outstanding "tax-exempt facility related" bonds allocated to such test period beneficiary, does not exceed $40,000,000. The Borrower covenants that the Borrower will not allow any person or entity to become a test period beneficiary of the facilities financed by the Bonds, if such act would cause such $40,000,000 limit to be exceeded, as provided in
Section 144(a)(10) of the Code.

     (f) Tax Information; 8038 Form. The Borrower hereby represents and warrants that the information that is provided by the Borrower that is contained in the certificates, agreements or letters of representation of the Borrower with respect to the compliance with the requirements of Section 103 of the Code, including the information in Form 8038 (excluding the issue number and the employer identification number of the Authority), filed by the Authority with respect to the Bonds and the Project, is true and correct in all material respects.

     Section 8.2 Arbitrage and Rebate.

     (a) The Borrower hereby covenants with, and certifies to, and for the benefit of, the holders of the Bonds and the Authority that so long as the Bonds remain Outstanding, moneys on deposit in any fund or account established, maintained or permitted to be established or maintained under the Indenture or under any of the Basic Documents in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other source, will not be used or invested in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148(a) of the Code. The Borrower obligates itself to comply with the requirements of
Section 148 of the Code and any regulations, whether temporary or final, promulgated thereunder or relating thereto, including but not limited to Treasury Regulation Sections 1.148-0 through 1.148-11 (such Section 148 and such regulations hereinafter referred to as the "Arbitrage Rules").

     (b) Except with respect to earnings on funds and accounts qualifying for an exception to the rebate requirement of Section 148 of the Code, the Borrower will compute and pay to the United States of America the amount, if any, required by Section 148(f)(2) of the Code (the "Rebate Amount"), as provided in the following subsections of this section.

     (c) The Authority, at the direction of the Borrower, selects June 1 as the end of each bond year with respect to the Bonds. The fifth June 1 following the issuance of the Bonds will be the initial installment computation date for the Bonds pursuant to Treasury Regulations Section 1.148-3(e) (the "Initial Installment Computation Date"), unless the Authority, at the direction of the Borrower, delivers to the Trustee a certificate, signed by an authorized Authority officer, selecting another date to be the installment computation date prior to the date on which any amount with respect to the Bonds is paid or required to be paid to the United States of America as required by Section 148 of the Code.

     (d) Within 30 days after the Initial Installment Computation Date, unless such date is changed by the Authority pursuant to paragraph (c), and at least once every five years thereafter, the Borrower will cause the Rebate Amount with respect to the Bonds to be computed and will deliver a copy of such computation (the "Rebate Amount Certificate") to the Authority and to the Trustee. Prior to any payment of the Rebate Amount with respect to the Bonds to the United States of America as required by Section 148 of the Code, the Rebate Amount Certificate setting forth such Rebate Amount shall be prepared or approved by (i) an independent certified public accountant, (ii) any recognized, independent arbitrage rebate calculation service acceptable to the Trustee or the Authority or (iii) Bond Counsel. The Borrower agrees to keep a record of such determinations until at least six years after the payment of the Bonds in full.

     (e) Not later than 55 days after the Initial Installment Computation Date, the Borrower, on behalf of the Authority, shall pay to the Trustee for deposit in the Rebate Fund and payment to the United States of America 90% of the Rebate Amount with respect to the Bonds as set forth in the Rebate Amount Certificate prepared with respect to the Initial Installment Computation Date. At least once on or before 55 days after the installment computation date that is the fifth anniversary of the Initial Installment Computation Date and on or before 55 days after every fifth anniversary date thereafter until payment in full of the Bonds, the Borrower, on behalf of the Authority, shall pay to the Trustee for deposit in the Rebate Fund and payment to the United States of America the amount, if any, by which 90% of the Rebate Amount with respect to the Bonds set forth in the most recent Rebate Amount Certificate exceeds the aggregate of all such payments theretofore made to the United States of America pursuant to this section. On or before 55 days after payment in full of the Bonds, the Borrower, on behalf of the Authority, shall pay to the Trustee for deposit in the Rebate Fund and payment to the United States of America the amount, if any, by which 100% of the Rebate Amount with respect to the Bonds set forth in the Rebate Amount Certificate for the date of payment of the Bonds exceeds the aggregate of all payments theretofore made pursuant to this Section. The Borrower shall file such forms in connection with such rebate payments as may be required by the Internal Revenue Service.

     (f) Notwithstanding anything contained herein to the contrary, no such payment will be made if the Borrower receives and delivers to the Authority and the Trustee an opinion of Bond Counsel that such payment is not required under the Code to prevent the Bonds from becoming "arbitrage bonds" within the meaning of Section 148 of the Code.

     (g) The Authority shall not be liable to the Borrower by way of contribution, indemnification, counterclaim, set-off or otherwise for any payment made or expense incurred by the Borrower pursuant to this Section, notwithstanding that payments to the Authority pursuant to this Section or investment by the Trustee of such payments may result in whole or in part in the Borrower's liability for such payment or expense.

     NOTHING CONTAINED HEREIN SHALL BE INTERPRETED OR CONSTRUED TO REQUIRE THE AUTHORITY OR THE TRUSTEE TO CALCULATE OR TO PAY THE "REBATE AMOUNT," SAME BEING THE SOLE AND EXCLUSIVE RESPONSIBILITY AND OBLIGATION OF THE BORROWER.

     Section 8.3 Reports. The Borrower agrees that the Authority shall not be required to prepare any documents or reports that may be required to be prepared under the Basic Documents and that the Authority shall not be responsible for the content thereof or any costs associated therewith. The Authority agrees that it will execute such reports as needed and file with the Internal Revenue Service any forms or other documents that are required to be filed with the Internal Revenue Service.

     Section 8.4 Compliance with Tax Laws. The Borrower will at its sole expense take all action required under the Code, including but not limited to Section 148 of the Code, to prevent loss of the exclusion of interest on the Bonds from gross income for federal income tax purposes under federal income tax law, including but not limited to paying on behalf of the Authority the Rebate Amount to the United States of America in accordance with the "rebate requirement" described in Section 1.148-2 of the Treasury Regulations, and complying with the requirements of Section 708 of the Indenture, including making the calculations and deposits required therein. The Borrower agrees that it will comply with all provisions of the Tax Compliance Agreement. The Borrower and the Authority agree that the representations, warranties and covenants contained in the Tax Compliance Agreement are hereby incorporated into this Agreement by reference and made a part hereof. The Borrower agrees that the Letter of Credit Account and the Payments Account of the Bond Fund and the Reimbursement Account in the Reimbursement Agreement will be used primarily to achieve a proper matching of revenues and debt service within each Bond Year and will be depleted at least once a year, except for a reasonable carryover not to exceed the greater of (A) one year's earnings on such accounts or (B) one-twelfth (1/12th) of the most recent annual debt service on the Bonds.

     Section 8.5 Indemnification by Borrower. The Borrower shall indemnify and save harmless the Authority and the Trustee and their respective officers, directors, employees and agents (hereinafter the "Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, fines, losses, costs and expenses (hereinafter referred to as "Damages"), including without limitation:

     (a) all amounts paid in settlement of any litigation commenced or threatened against the Indemnitees, if such settlement is effected with the written consent of the Borrower;

     (b) all expenses reasonably incurred in the investigation of, preparation for or defense of any litigation, proceeding or investigation of any nature whatsoever, commenced or threatened against the Borrower, the Facility or the Indemnitees;

     (c) any judgments, penalties, fines, damages, assessments, indemnities or contributions; and

     (d) the reasonable fees of attorneys, auditors, and consultants; provided that in all cases (a) through (d) the Damages arise out of:

          (i) failure by the Borrower, or its officers, directors, employees or agents, to comply with the terms of the Basic Documents and any agreements, covenants, obligations, or prohibitions set forth therein;

          (ii) any action, suit, claim or demand contesting or affecting the title of the Facility;

          (iii) any breach by the Borrower of any representation or warranty set forth in the Basic Documents or any certificate delivered pursuant thereto, and any claim that any representation or warranty of the Borrower contains or contained any untrue or misleading statement of fact or omits or omitted to state any material facts necessary to make the statements made therein not misleading in light of the circumstances under which they were made;

          (iv) any action, suit, claim, proceeding or investigation of a judicial, legislative, administrative or regulatory nature arising from or in connection with the construction, acquisition, ownership, operation, occupation or use of the Facility; or

          (v) any suit, action, administrative proceeding, enforcement action, or governmental or private action of any kind whatsoever commenced against the Borrower, the Facility or the Indemnitees which might adversely affect the validity or enforceability of the Bonds, the Basic Documents, or the performance by the Borrower or any Indemnitee of any of their respective obligations thereunder.

     If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnitee, then such Indemnitee shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnitee and the payment of all expenses. Such Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable fees and expenses of its counsel shall be the expense of such Indemnitee unless (i) the Borrower has agreed to pay such reasonable fees and expenses, (ii) the Borrower shall have failed to assume the defense of such action or proceeding and employed counsel satisfactory to such Indemnitee in any such action or proceeding, or (iii) the Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to him or it which are different from, or additional to, those available to the Borrower, in which case, if the Indemnitee notifies the Borrower in writing that such person elects to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of the action or proceeding on behalf of such Indemnitee, it being understood, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any Indemnitee. The Borrower shall not be liable for any settlement of such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Borrower agrees to indemnify and hold harmless the Indemnitee from and against any loss or liability by reason of such settlement or judgment.

     Nothing contained herein shall require the Borrower to indemnify any Indemnitee for any claim or liability resulting from its or their gross negligence (as to the Trustee and its officers, directors employees and agents, under the standard of care set forth in the Indenture and as to the Authority and its officers, directors, employees and agents, gross negligence) or its or their willful, wrongful acts.

     Section 8.6 Payment of Expenses. The Borrower covenants to pay, either from the proceeds of the Bonds (subject to the limitation on issuance costs set forth in Section 601(b) of the Indenture) or from its own funds, within thirty (30) days after receiving written demand therefor, an amount sufficient to pay the following costs and expenses, including counsel fees, incurred by the Authority, the Trustee and other parties described below as a result of actions taken pursuant to the financing contemplated by this Agreement:

     (a) All costs, fees and expenses incurred by the Authority (including attorney's fees) in connection with:

          (i) the authorization, issuance and sale of the Bonds;

          (ii) the ownership, occupation, operation or use of the Facility, whether owned by the Authority or the Borrower; and

          (iii) prepayment or redemption of the Bonds.

     (b) Administrative costs and expenses of the Authority, including the fees of attorneys, accountants, engineers, appraisers or consultants, paid or incurred by the Authority by reason of the Bonds being Outstanding or pursuant to requirements of the Basic Documents.

     (c) Such other fees and expenses of the Authority, not directly related to the Facility, but attributable to the Authority's financing of industrial or commercial projects, including without limitation, a share of costs of the Authority's annual audit as required by the Act, determined as follows:

          (i) All costs and fees relating to the annual audit and directly attributable to a particular applicant or project shall be charged to such applicant; and

          (ii) Any costs and fees of such audit not directly attributable to any applicant or project shall be allocated among all applicants having bonds outstanding, pro rata, as the amount of bonds originally issued for such applicant bears to the total face amount of bonds issued by the Authority of which any portion of any issue remains outstanding and unpaid.

     (d) Such other of the Authority's ordinary and extraordinary general, administrative and operating costs and expenses incurred during each year. The Borrower's proportionate share of said costs will be the percentage which the unpaid principal amount of the Bonds outstanding bears to the aggregate unpaid principal amount of all notes and bonds issued by the

Authority and outstanding at the time the costs and expenses are billed or incurred, as the case may be.

     (e) All costs, fees and expenses of the Remarketing Agent and its counsel, the Trustee and its counsel, and Bond Counsel, and all other costs, fees and expenses incident to the issuance of the Bonds and the financing of the Project.

     (f) All costs, fees and expenses of surveyors, engineers, architects, appraisers and accountants employed to make examinations or reports or to render opinions required by the Basic Documents.

     (g) All costs, fees and other costs payable to the Trustee for services or indemnity under the Indenture.

     (h) All costs incurred in connection with the redemption or purchase of the Bonds.

     (i) All amounts which are advanced by the Authority or the Trustee under the authority of this Agreement or the Indenture for the benefit of the Borrower.

     (j) All costs of collection and enforcement, including reasonable attorneys' fees, incurred by the Authority or the Trustee in connection with obtaining payment of the Bonds or payment of any other amounts or performance by the Borrower under the Basic Documents.

     (k) Any other payments required to be made pursuant to the Basic Documents.

     Payments pursuant to this Section shall be made by the Borrower directly to the persons, firms or governmental agencies entitled to such payments, or, at the direction of the Authority or the Trustee, to the Authority or the Trustee as reimbursement therefor. Notwithstanding anything to the contrary herein, the aggregate amounts paid to the Authority shall not equal or exceed an amount that would cause the "yield" on this Agreement to be "materially higher" than the yield on the Bonds, as such terms are used in the Code.

     Section 8.7 Approval of Indenture. The Borrower approves the terms and conditions of the Indenture and agrees to perform all obligations to be performed by it under the Indenture.

     Section 8.8 Right to Purchase Tendered Bonds. On any Tender Date, the Borrower shall have the right to elect to purchase Bonds tendered on a Tender Date by paying to the Trustee for deposit in the Bond Purchase Account Eligible Funds (or funds which will be Eligible Funds on the Tender Date in question) to be used and applied to the purchase of Bonds on a Tender Date in accordance with Section 404 of the Indenture. Notwithstanding any purchase of Bonds pursuant to this Section, the Borrower shall continue to be obligated to make deposits into the Bond Fund of amounts sufficient to pay when due the principal and redemption price of, and interest on, and purchase price of, the Bonds in accordance with
Section 4.1.

     Section 8.9 Notice of Act of Bankruptcy. The Borrower agrees promptly to notify the Authority, the Trustee and, during the Letter of Credit Period, the Letter of Credit Issuer of the occurrence of an Act of Bankruptcy with respect to it or if it becomes aware of an Act of Bankruptcy with respect to the Authority.

                                   ARTICLE IX

                         Events of Default and Remedies

     Section 9.1 Event of Default Defined. Each of the following events, upon its occurrence and the expiration of the applicable grace period, is hereby declared an Event of Default:

     (a) Failure of the Borrower to make any payment under Section 4.1 when the same becomes due and payable, and the continuation of such failure for ten (10) days;

     (b) Failure of the Borrower to observe or perform any of its other covenants, conditions or agreements hereunder for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied, given by the Authority, the Trustee or the Letter of Credit Issuer, if any, to the Borrower; provided, however, that in the instance of any default which by its nature can be cured but is not susceptible of being cured within such thirty
(30) day period, then it shall not constitute an Event of Default if the Borrower commences the cure within such thirty (30) day period and thereafter prosecutes the same with due diligence to conclusion;

     (c) The occurrence of an Act of Bankruptcy;

     (d) An Event of Default under the Indenture; or

     (e) If during the Letter of Credit Period, receipt by the Authority and the Trustee of written notice from the Letter of Credit Issuer stating that an Event of Default has occurred under the Reimbursement Agreement and demanding that the Bonds be declared immediately due and payable.

     Section 9.2 Remedies on Default. Upon the occurrence of an Event of Default under the Agreement, the Authority or the Trustee, as assignee of the Authority, but only if acceleration of the principal amount of the Bonds has been declared pursuant to the Indenture, shall take any one or more of the following remedial steps:

     (a) Declare all payments hereunder to be immediately due and payable in the amount sufficient to pay all the principal of and interest on, and all other amounts payable under the terms of the Bonds, whereupon the same shall become immediately due and payable without notice or demand of any kind;

     (b) Take whatever action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due or to enforce observance, or performance of any covenants, conditions or agreements of the Borrower in this Agreement or any of the Basic Documents;

     (c) Exercise any remedy afforded a secured party under the UCC then in effect, to the extent that property subject to this Agreement or any other Basic Document is property subject to the UCC;

     (d) Exercise any remedy provided in the Basic Documents; or

     (e) Draw upon the Letter of Credit, if any.

     The Authority or the Trustee shall give notice to the Borrower, the Remarketing Agent and the Letter of Credit Issuer, if any, of the exercise of any of the rights or remedies under this Section.

     Any balance of the moneys collected pursuant to action taken under this Section remaining after payment of all costs and expenses of collection and amounts due hereunder shall be used for the Payment of the Bonds; provided that after Payment of the Bonds any such balance shall be paid to the Borrower or to the Letter of Credit Issuer, if any, if at the time the Letter of Credit Issuer is entitled to the benefits of the Indenture inasmuch as it has been subrogated to the rights of the Trustee thereunder.

     Section 9.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon an

Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient.

     Section 9.4 Attorneys' Fees and Other Expenses. The Borrower shall on demand pay to the Authority and the Trustee the reasonable fees of attorneys and other reasonable expenses incurred by any of them in the collection of payments hereunder or the enforcement of any other obligations of the Borrower upon an Event of Default.

     Section 9.5 No Additional Waiver Implied by One Waiver. If either party or its assignee waives a default by the other party under any covenant, condition or agreement herein, such waiver shall be limited to the particular breach hereunder.

                                    ARTICLE X

                                  Miscellaneous

     Section 10.1 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. No assignment by the Borrower shall relieve it of its obligations under this Agreement.

     Section 10.2 Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties and consented to by the Trustee pursuant to Article XIII of the Indenture. The Borrower agrees that no amendment to any of the Basic Documents shall be effective without the prior written consent of the Trustee in accordance with the terms of the Indenture and, during the Letter of Credit Period, the Letter of Credit Issuer.

     Section 10.3 Exculpation of Authority. Notwithstanding anything in the Bonds or the Basic Documents to the contrary, the obligations of the Authority are not general obligations of the Authority, but are limited obligations payable solely from the Revenues which are specifically pledged for such purpose. Neither the Bonds nor the Basic Documents shall be deemed to create or constitute a debt or a pledge of the faith and credit of the Commonwealth of Virginia or any political subdivision thereof, including the County and the Authority. Neither the Commonwealth of Virginia nor any political subdivision thereof, including the County and the Authority is obligated to pay the Bonds or the redemption price or purchase price thereof or the interest or premium, if any, thereon or other costs incident thereto except from the special funds pledged therefor and the property pledged or mortgaged therefor. No present or future director, member, officer, employee or agent of the Authority, or any successor or assignee of any of the foregoing, shall be liable personally with respect to this Agreement or for any other action taken by such individual pursuant to or in connection with the financing provided for in this Agreement. The Authority shall be protected in acting upon any notice, request, requisition, consent, certificate or other writing reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

     Section 10.4 Applicable Law. This Agreement shall be governed by the applicable laws of the Commonwealth.

     Section 10.5 Severability. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority and the Borrower, as the case may be, only to the extent permitted by law.

     Section 10.6 Notices. Unless otherwise provided for herein, all demands, notices, approvals, consents, requests, opinions, and other communications hereunder shall be in writing and shall be deemed to have been given if given in accordance with the provisions of Section 1405 of the Indenture.

     Section 10.7 Agreements to Survive. The representations, warranties, covenants, terms and agreements contained in this Agreement shall survive the execution and delivery of the Bonds and the Basic Documents.

     Section 10.8 Right to Cure Default. If the Borrower shall fail to make any payment or to perform any act required of it under the Bonds or the Basic Documents, the Authority, the Letter of Credit Issuer, if any, or the Trustee, without prior notice to or demand upon the Borrower and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act. All amounts so paid by the Authority, the Letter of Credit Issuer or the Trustee and all costs, fees and expenses, including but not limited to attorneys' fees, so incurred shall be secured by the Basic Documents and shall be payable by the Borrower to the party making the payment or incurring the cost, fee or expense as an additional obligation under the Basic Documents, together with interest thereon at a per annum rate equal to the Prime Rate as in effect from time to time plus one percent (1%) until paid. The Borrower's obligation under this Section shall survive Payment of the Bonds.

     Section 10.9 No Joint Venture. Nothing in this Agreement shall be construed as making any party a partner or joint venturer with any other party.

     Section 10.10 Headings. The headings of the several articles and sections of this Agreement are inserted for convenience only and do not comprise a part of this Agreement.

     Section 10.11 Term of Agreement. This Agreement shall be effective upon its execution and delivery, provided that the Bonds and the other Basic Documents previously or simultaneously have been executed and delivered. Except as otherwise specified, the Borrower's obligations under the Bonds and the Basic Documents shall expire upon Payment of the Bonds and all other amounts payable by the Borrower under the Basic Documents.

     Section 10.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument, except that to the extent, if any, that this Agreement shall constitute personal property under the UCC, no security interest in this Agreement may be created or perfected through the transfer or possession of any counterpart other than an original counterpart, which shall be the counterpart containing the receipt therefor, executed by the Trustee following the signatures to this Agreement.

     Section 10.13 Trustee as Assignee and Third Party Beneficiary. The rights of the Authority under this Agreement (except for certain rights to notices and to payment of fees and expenses and indemnification contained in Section 8.5 and 8.6) are to be assigned to the Trustee. The Borrower consents to such assignment and agrees that the Trustee shall be entitled to enforce this Agreement directly against the Borrower as a third party beneficiary hereof.

     IN WITNESS WHEREOF, the Authority and the Borrower have caused this Agreement to be executed in their respective names by their duly authorized representatives, all as of the date first above written.

                                            INDUSTRIAL DEVELOPMENT AUTHORITY
                                             OF MECKLENBURG COUNTY, VIRGINIA

                                            By _______________________________
                                               Its Vice Chairman

                                            SHERWOOD FOODS, INC.

                                            By /s/  Anat Schwartz
                                               ---------------------
                                               Its Vice President

[Seal]

ATTEST:

By
   ------------------------------------
   Secretary

                                     RECEIPT

     Receipt of the foregoing original counterpart of the Loan Agreement, dated as of June 1, 1996, between the Industrial Development Authority of Mecklenburg County, Virginia, and Sherwood Foods, Inc., is hereby acknowledged.

                                          CRESTAR BANK, as Trustee

June __, 1996                             By _______________________________
                                             Its Authorized Officer